UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 15, 2015

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Damon Audia as Senior Vice President and Chief Financial Officer

The Board of Directors (the “Board”) of Carpenter Technology Corporation (the “Company”) appointed Damon Audia to be the Company’s Senior Vice President and Chief Financial Officer, effective October 19, 2015. Mr. Audia will replace the Company’s acting Chief Financial officer, Tim Lain, who will resume his position as the Company’s Vice President, Controller and Chief Accounting Officer.

From December 1, 2013 until accepting the position with the Company, Mr. Audia, 44, was the Senior Vice President of Finance in North America Business at The Goodyear Tire & Rubber Company. Prior to that, Mr. Audia served as the Senior Vice President of Business Development at The Goodyear Tire & Rubber Company from July 2012 and as Senior Vice President of Finance at The Goodyear Tire & Rubber Company from December 2008 and as its Treasurer from March 14, 2007. Mr. Audia served as Vice President of Goodyear India Ltd. from March 2007 to December 2008 and as Assistant Treasurer of Capital Markets of Goodyear India Ltd. from December 2004 to March 2007. Prior to joining Goodyear, Mr. Audia worked at Delphi Corporation where he served in a variety of treasury and financial roles from 1998 to 2004, including as Manager of Capital Planning & Pensions Analysis, Manager of Capital Markets, Director of Capital Planning & Structured Finance, Director of Corporate Finance & Capital Markets, and Product Line Director of its Automotive Holdings Group. Prior to Delphi Corporation, Mr. Audia spent time with General Motors, Merck and Ford Motor Company in a variety of finance positions. Mr. Audia earned his Master of Science degree in Industrial Administration from Carnegie Mellon University in Pittsburgh, Pennsylvania. He holds an undergraduate degree in General Studies from the University of Michigan in Ann Arbor, Michigan.

Mr. Audia’s compensation as Senior Vice President and Chief Financial Officer is set forth in an offer letter the Company delivered to Mr. Audia on October 13, 2015, and accepted by him on October 15, 2015 (the “Offer Letter”). Mr. Audia’s annual base salary will be $430,000. Mr. Audia will also be eligible to participate in the Company’s Executive Bonus Compensation Plan for the fiscal year ending June 30, 2016 with a “target level” cash bonus of 80% of his salary, based on the achievement of certain target metrics, to be determined annually by the Board or Company’s Human Resources Committee. The Company will also grant Mr. Audia certain equity awards with respect to shares of common stock of the Company, with such awards having an aggregate grant date fair value of $350,000, and consisting of stock options, time-based restricted stock units, 1-year adjusted EBITDA performance units and 3-year total stockholder return performance units. Each such equity award will be granted pursuant to, and subject to the terms and conditions of, an equity award agreement. Mr. Audia will also be eligible to receive annual equity grants determined by the Company’s Human Resources Committee, which are anticipated to be granted in July 2016 and with an approximate annual value of $700,000. Additionally, Mr. Audia will be eligible to participate in the Company’s Deferred Compensation Plan, Executive Relocation Policy, Severance Pay Plan for Executives and Change of Control Severance Plan, as well as the Company’s other benefit programs.

The foregoing description of the material terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The Company announced Mr. Audia’s appointment in a press release dated October 16, 2015, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

There are no family relationships between Mr. Audia and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated October 13, 2015, by and between Carpenter Technology Corporation and Damon Audia.

99.1	Press Release dated October 16, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	CARPENTER TECHNOLOGY CORPORATION

	By	/s/ James Dee
James Dee
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Offer Letter, dated October 13, 2015, by and between Carpenter Technology Corporation and Damon Audia

99.1	Press Release dated October 16, 2015